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                                                                                        EXHIBIT 21

                                    DESCRIPTION OF SUBSIDIARIES
                                    ---------------------------

Name of Subsidiary                            State of Incorporation       Percentage of Ownership
------------------                            ----------------------       -----------------------
Junum Intellectual Property Holding
   Company, Inc.                                      Nevada                         100%

NextTech, Inc.                                        Nevada                         100%

Voleran, Inc.                                         Nevada                         100%

Junum Financial Services, Inc.                        Nevada                         100%

Junum Company, Inc.                                   Nevada                         100%

Junum Europe, Ltd.                                    Nevada                         100%

WinWin Acquisition, Inc.                              Nevada                         100%
     a.  This subsidiary owns 100% of
         WinWin, Inc., also a Nevada
         corporation
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